EXHIBIT 31.1

Certifications

I, Sam Klepfish, certify that:

1. I have reviewed this annual report on Form 10-K/A of Innovative Food Holdings, Inc. and Subsidiaries;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 28, 2020

/s/ Sam Klepfish

Sam Klepfish, Chief Executive Officer